EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-39174) of Steiner Leisure Limited,
(2) Registration Statement (Form S-3 No. 333-76436) of Steiner Leisure Limited,
(3) Registration Statement (Form S-3 No. 333-109283) of Steiner Leisure Limited,
(4) Registration Statement (Form S-8 No. 333-39927) pertaining to the Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan, and
(5) Registration Statement (Form S-8 No. 333-52343) pertaining to the Non-employee Directors Share Option Plan of Steiner Leisure Limited;

and in the related prospectuses of our reports dated March 11, 2005, with respect to the consolidated financial statements of Steiner Leisure Limited, Steiner Leisure Limited management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Steiner Leisure Limited, included in this Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 11, 2005